Pricing Supplement Dated August 5, 1999
(To Prospectus  dated June 25, 1999, and  Prospectus  Supplement  dated June 29,
1999)

The Charles Schwab Corporation
Medium-Term Notes, Series A (Fixed Rate)
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Trade Date:            August 5, 1999   Original Issue Date:     August 10, 1999
Principal Amount:          $7,000,000   Net Proceeds to Issuer:       $6,975,500
Issue Price:                     100%   Interest Payable: March 1, September 1*,
Agent's Discount or Commission: .350%                            and at maturity
Interest Rate:                  6.94%   Agent's Capacity:           X  Principal
Maturity Date:        August 15, 2002                              ---
                                                                       Agent
                                                                   ---
* First coupon payable date commences March 1, 2000
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Form:                       X   Book-Entry
                           ---
                                Certificated
                           ---

Redemption:                 X   The Notes cannot be redeemed prior to maturity
                           ---
                                The Notes may be redeemed prior to maturity
                           ---
                  Initial Redemption Date:
                  Initial Redemption Price:
                  Annual Redemption Price Reduction:

Repayment:                  X   The Notes cannot be repaid prior to maturity
                           ---
                                The Notes can be repaid prior to maturity at the
                                option of the holder of the note
                           ---
                  Repayment Date:
                  Repayment Price:

Discount Note:             Yes       X  No
                       ---          ---

                  Total Amount of OID:
                  Yield to Maturity:
                  Initial Accrual Period:

Ranking:           X  Senior            Senior Subordinated
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Goldman Sachs